Independent Auditors' Report on Internal Accounting Controls

The Board of Trustees
The Cardinal Group:


In planning and performing our audit of the financial statements of "The Cardinal Group, Cardinal Aggressive Growth Fund and Cardinal "
"Balanced Fund, for the year ended September 30, 1995, we considered "
"its internal controls, including procedures for safeguarding securities, in" order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements "of Form N-SAR, not to provide assurance on internal controls."

The management of The Cardinal Group is responsible for establishing and "maintaining internal controls. In fulfilling this responsibility, esti-" mates and judgments by management are required to assess the expected benefits and related costs of internal control policies and procedures. Two of the objectives of internal controls are to provide management with "reasonable, but not absolute, assurance that assets are safeguarded against" loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

"Because of inherent limitations in internal controls, errors or irregular-" "ities may occur and not be detected. Also, projection of any evaluation" of internal controls to future periods is subject to the risk that they may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of specific internal control elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees "in the normal course of performing their assigned functions. However, we" "noted no matters involving internal controls, including procedures for " "safeguarding securities, that we consider to be material weaknesses as " "defined above as of September 30, 1995."

This report is intended solely for the use of management and the Securities and Exchange Commission.


                                        KPMG Peat Marwick LLP

"Columbus, Ohio"
17-Nov-95